UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

October 22, 2003

Date of Report (Date of earliest event reported)

CAPITAL ONE FINANCIAL CORPORATION

(Exact name of registrant as specified in its chapter)

Delaware	1-13300	54-1719854

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1680 Capital One Drive, McLean, Virginia	22102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)

Item 5. Other Events.

     (a)  See attached press release, at Exhibit 99.1.

     (b)  Cautionary Factors.

     The attached press release and information provided pursuant to Items 7 and 12 contain forward-looking statements, which involve a number of risks and uncertainties. The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information as a result of various factors including, but not limited to, the following:

•	continued intense competition from numerous providers of products and services which compete with the Company’s businesses;

•	an increase in credit losses (including increases due to a worsening of general economic conditions);

•	the ability of the Company to continue to securitize its credit cards and consumer loans and to otherwise access the capital markets at attractive rates and terms to capitalize and fund its operations and future growth;

•	financial, legal, regulatory, accounting or other changes that may affect investment in, or the overall performance of, a product or business, including changes in existing law and regulation affecting the credit card and consumer loan industry, in particular (including federal bank examiner guidance affecting credit card and/or subprime lending) and the financial services industry, in general (including the ability of financial services companies to obtain, use and share consumer data);

•	general economic conditions affecting consumer income and spending, which may affect consumer bankruptcies, defaults and charge-offs;

•	with respect to financial and other products, changes in the Company’s aggregate accounts or consumer loan balances and the growth rate thereof, including changes resulting from factors such as shifting product mix, amount of actual marketing expenses made by the Company and attrition of accounts and loan balances;

•	the amount of, and rate of growth in, the Company’s expenses (including salaries and associate benefits and marketing expenses) as the Company’s business develops or changes or as it expands into new market areas;

•	the ability of the Company to build the operational and organizational infrastructure necessary to engage in new businesses or to expand internationally;

•	the ability of the Company to recruit experienced personnel to assist in the management and operations of new products and services; and

•	other risk factors listed from time to time in the Company’s SEC reports, including, but not limited to, the Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release, dated October 22, 2003.

Item 9. Regulation FD Disclosure.

     The Company hereby furnishes the information in Exhibit 99.2 hereto, Third Quarter Earnings Presentation, for the quarter ended September 30, 2003.

     Note: Information in Exhibit 99.2 furnished pursuant to Item 9 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD. Furthermore, the information provided in Exhibit 99.2 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.

Item 12. Results of Operations and Financial Condition

     On October 22, 2003, the Company issued a press release announcing its financial results for the third quarter ended September 30, 2003. A copy of the company’s press release is attached and filed herewith as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

     The Company’s consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) are referred to as its “reported” financial statements. Loans included in securitization transactions which qualified as sales under GAAP have been removed from the Company’s “reported” balance sheet. However, interest income, interchange, fees and recoveries generated from the securitized loan portfolio net of charge-offs in excess of the interest paid to investors of asset-backed securitizations are recognized as non-interest income on the “reported” income statement.

     The Company’s “managed” consolidated financial statements add back the effects of securitization transactions qualifying as sales under GAAP. The Company generates earnings from its “managed” loan portfolio which includes both on-balance sheet loans and off-balance sheet loans. The Company’s “managed” income statement takes the components of the non-interest income generated from the securitized portfolio and distributes the revenue to appropriate income statement line items from which it originated. For this reason the Company believes the “managed” consolidated financial statements and related managed metrics to be useful to stakeholders.

Earnings Conference Call Webcast Information.

     Capital One will hold an earnings conference call October 22, 2003, 5:00 PM Eastern time. The conference call will be accessible through live webcast. Interested investors and other interested individuals can access the webcast via Capital One’s home page (http://www.capitalone.com). Choose “Investors” to access the Investor Center and view and/or download the earnings press release, a reconciliation of non-GAAP financial measures and other relevant financial information. The replay of the webcast will be archived on Capital One’s website through November 15, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Dated: October 22, 2003	By:	/s/ GARY L. PERLIN

Gary L. Perlin Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

     99.1      Press Release of the Company dated October 22, 2003.

     99.2      Third Quarter Earnings Presentation.

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